Exhibit 99.1

Citizens Financial Group, Inc. Reports Second Quarter Net Income of

$253 million and EPS of $0.53

Underlying Net Income of $263 million and EPS of $0.55*

CECL-related reserve build of $317 million, or $0.59 per share, tied to

COVID-19 impacts

CET1 ratio remains strong, increases to 9.6%

Record revenue with noninterest income up 28% year over year, paced by record results in Mortgage

4.6% positive operating leverage year over year, 5.9% on an Underlying basis

Tangible book value per share stable at $32, up 4% year over year

PROVIDENCE, RI (July 17, 2020) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today reported second quarter net income of $253 million, compared with $453 million in second quarter 2019, with earnings per share of $0.53, compared with $0.95 per share in second quarter 2019. Second quarter 2020 results reflect a net $10 million, or $(0.02) per share, after-tax reduction from notable items compared with a net $5 million, or $(0.01) per share, in second quarter 2019 and a net $25 million, or $(0.06) per share, in first quarter 2020. Second quarter 2020 Return on Average Tangible Common Equity* (“ROTCE”) of 6.6% compares with 12.8% in second quarter 2019 and 0.4% in first quarter 2020.

On an Underlying basis, which excludes notable items, second quarter 2020 net income available to common stockholders of $235 million compares with $440 million in second quarter 2019 and $37 million in first quarter 2020. Underlying EPS of $0.55 per share compares with $0.96 in second quarter 2019 and $0.09 in first quarter 2020. Underlying second quarter 2020 ROTCE of 6.9% compares with 12.9% in second quarter 2019 and 1.1% in first quarter 2020. Tangible book value per common share of $32.13 compares with $30.88 for second quarter 2019 and $31.97 for first quarter 2020.

In second quarter 2020, Citizens recorded provision for credit losses of $464 million pre-tax, or $0.87 per share after-tax, including a net reserve build under CECL of $317 million pre-tax, or $0.59 per share after-tax, primarily tied to COVID-19 impacts. In addition, in second quarter 2020 the company transferred $936 million of education loans to held for sale in connection with balance sheet optimization strategies and reallocated approximately $100 million of associated credit reserves to the remaining loan portfolio. In first quarter 2020, the company recorded provision for credit losses of $600 million pre-tax, or $1.10 per share after-tax, which includes a $463 million pre-tax, or $0.85 per share after-tax, net reserve build tied to COVID-19 impacts.

*References in this release to “Underlying” results exclude notable items and are Non-GAAP Financial Measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis. Additional information regarding the impact of notable items and Acquisitions on our results is described in this release. Please see the end of this release for important information on our use of Non-GAAP Financial Measures, and their reconciliation to GAAP financial measures. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share. References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The “Company” refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.

On an Underlying basis and before the reserve build, second quarter 2020 net income available to common stockholders, reflecting net charge-offs of $147 million, totaled $490 million, EPS was $1.14 per share, and ROTCE was 14.4%. This compares to first quarter 2020 Underlying net income available to common stockholders reflecting net charge-offs of $402 million, EPS of $0.94 per share, and ROTCE of 12.0%.

Citizens remains strongly capitalized and maintains ample liquidity to assist companies in navigating these challenging times. At June 30, 2020, the common equity tier 1 (“CET1”) capital ratio increased to 9.6%, the spot loans-to-deposits ratio was 87.5%, or 84.3% excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, and the liquidity coverage ratio was fully compliant. In second quarter 2020, the increase in the allowance for credit losses results in a June 30, 2020 allowance for credit losses (“ACL”) of $2.5 billion and an ACL to loans ratio of 2.01%, or 2.09% excluding PPP loans. Citizens has continued to work with borrowers by providing forbearance, and as of June 30, 2020 had approximately 129,000 consumers in forbearance. In addition, Citizens has been working proactively with commercial customers seeking flexibility on loan terms and conditions. Citizens secured financing through the PPP program for approximately 49,000 of its small business customers, providing $4.7 billion in loans and supporting over 540,000 jobs.

”This was an outstanding quarter for Citizens in all respects,” said Chairman and CEO Bruce Van Saun. “We successfully navigated the challenging external environment, taking great care of customers and colleagues, while demonstrating the diversification and resilience of our business model. We posted record revenue and pre-provision profit, built a strong loan loss reserve, and grew our CET1 capital ratio to 9.6%. We were also pleased to announce further commitments to diversity and inclusion, along with initiatives to promote racial equity and social justice.”

Citizens also announced today that its board of directors declared a third quarter 2020 common stock dividend of $0.39 per share. The dividend is payable on August 12, 2020 to shareholders of record at the close of business on July 29, 2020. The quarterly dividend is 8% higher than the year-ago quarter.

Second quarter 2020 vs. second quarter 2019

Key highlights

•

Second quarter 2020 highlights include record revenue of $1.7 billion, up 7%, reflecting stable net interest income and a 28% increase in noninterest income driven by record results in mortgage banking.

•

Second quarter 2020 results reflect a net $10 million after-tax reduction, or $(0.02) per share, from notable items compared with a net $5 million after-tax reduction, or $(0.01) per share, in second quarter 2019.

•

Results reflect an efficiency ratio of 55.9%, operating leverage of 4.6% and ROTCE of 6.6%, with Underlying ROTCE of 6.9%; Underlying operating leverage of 5.9% reflects continued strong focus on top-line growth and expense management, while the Underlying efficiency ratio was 54.9%.

•	Provision for credit losses of $464 million includes a reserve build of $317 million, primarily tied to COVID-19 impacts.

Citizens Financial Group, Inc.

•	Tangible book value per share of $32.13 compares with $30.88 for second quarter 2019. Fully diluted average common shares outstanding decreased by 31.7 million shares, or 7%.

Results

•	Total revenue increased $122 million, or 7%, reflecting stable net interest income and record noninterest income.

•

Net interest income was stable, reflecting lower funding costs and 11% growth in interest-earning assets, offset by the impact of the lower rate and challenging yield-curve environment on asset yields.

•

Net interest margin of 2.88% decreased 33 basis points, reflecting the negative impact of lower interest rates and higher cash balances given strong deposit flows, partially offset by lower funding costs and improved mix. Interest-bearing deposit costs decreased 82 basis points, reflecting strong pricing discipline.

•

Record noninterest income of $590 million increased 28%, driven by record results in mortgage banking given strong origination volumes and improved gain-on-sale margins, as well as strength in capital markets fees. Foreign exchange and interest rate products reflect good underlying business performance given improved market conditions. Service charges and fees, card fees and trust and investment services fees were lower reflecting COVID-19 impacts. Other income declined from second quarter 2019 levels that reflected higher leasing income.

•

Noninterest expense of $979 million increased 3%. Underlying noninterest expense of $960 million increased 2%, reflecting higher equipment and software expense given continued investments in technology, as well as an increase in outside services, partially offset by lower occupancy and other operating expense. Salaries and employee benefits expense was relatively stable.

•

Provision for credit losses of $464 million compares with $97 million in second quarter 2019. Higher net charge-offs reflect an increase in commercial, partially offset by a decrease in retail given the impact of forbearance.

Balance Sheet

•

Period-end loan growth of $8.9 billion, or 8%, reflects 14% growth in commercial, which includes approximately $4.7 billion of PPP loans to small business customers, higher line of credit utilization tied to COVID-19 disruption, as well as 2% growth in retail. Loan growth was 10% before the impact of planned loan sales activity tied to balance sheet optimization strategies.

•

Period-end deposit growth of $19.6 billion, or 16%, outpaced loan growth given strong deposit flows, as consumers and small businesses benefited from government stimulus and corporate clients built liquidity.

•

Average interest-earning assets increased $16.1 billion, or 11%, driven by 9% loan growth, which includes the $3.4 billion average impact of the PPP loans, as well as higher commercial line of credit utilization of $4.9 billion tied to COVID-19 disruption. Loan growth was 11% before the impact of planned loan sales activity tied to balance sheet optimization strategies.

•	Average deposits increased $18.4 billion, or 15%, reflecting growth in money market accounts, demand deposits, savings and checking with interest partially offset by a decrease in term deposits.

•

Average loan-to-deposit ratio improved to 90.9%, or 88.5% excluding PPP loans, from 95.6%; period-end loan-to-deposit ratio of 87.5%, or 84.3% excluding PPP loans, compares with 94.2% in second quarter 2019.

Citizens Financial Group, Inc.

•

Allowance coverage for loans of 2.01%, or 2.09% excluding PPP loans, compares with 1.13% as of June 30, 2019, reflecting the first quarter 2020 implementation of CECL and the provisions associated with COVID-19 impacts.

•	Nonaccrual loans to loans ratio of 0.79% compares with 0.62% as of June 30, 2019.

•	Allowance coverage of nonaccrual loans of 255% compares with 182% as of June 30, 2019, reflecting the first quarter 2020 implementation of CECL and the provisions associated with COVID-19 impacts.

•	Capital remains strong, with a CET1 ratio of 9.6%.

•	Citizens paid $168 million in dividends to common shareholders.

Second quarter 2020 vs. first quarter 2020

Key highlights

•	Second quarter 2020 highlights include record revenue of $1.7 billion, up 6%, reflecting stable net interest income and record noninterest income, up 19%.

•

Second quarter 2020 results reflect a net $10 million after-tax reduction, or $(0.02) per share, from notable items compared with a net $25 million after-tax reduction, or ($0.06) per share, in first quarter 2020.

•

Results reflect an efficiency ratio of 55.9%; Underlying efficiency ratio of 54.9% compares with 59.1% in first quarter 2020, reflecting record revenue and well-controlled expenses. Continued strong focus on top-line growth and expense management helped drive positive operating leverage of 9.0%, or 7.6% on an Underlying basis.

•

Provision for credit losses of $464 million includes a reserve build of $317 million, primarily associated with COVID-19 impacts. This compares with $600 million in first quarter 2020, which includes a $463 million reserve build associated with COVID-19.

•	ROTCE of 6.6% reflects the provision under CECL associated with COVID-19 impacts. Underlying ROTCE of 6.9% compares with 1.1% in first quarter 2020.

•	Tangible book value per common share of $32.13 was up 1%. Fully diluted average common shares outstanding decreased by 1.8 million shares.

Results

•	Total revenue of $1.7 billion increased 6%, reflecting stable net interest income and record noninterest income.

•	Net interest income of $1.2 billion was stable, as the benefit of interest-earning asset growth and improved deposit mix was offset by the impact of lower interest rates.

•

Net interest margin of 2.88% decreased 22 basis points, as the negative impact of lower interest rates and higher cash balances and the addition of lower-yielding PPP loans was partially offset by the impact of disciplined deposit pricing and improved funding mix. Interest-bearing deposit costs decreased 46 basis points.

•

Record noninterest income of $590 million increased 19%, reflecting record mortgage banking fees and higher capital markets and foreign exchange and interest rate products given improved market conditions. Service charges and fees, card fees and trust and investment services fees were lower reflecting COVID-19 impacts.

Citizens Financial Group, Inc.

•

Noninterest expense of $979 million decreased $33 million, or 3%, and includes the impact of notable items. On an Underlying basis, noninterest expense of $960 million decreased $19 million, or 2%, largely reflecting seasonally lower salaries and employee benefits expense, partially offset by higher equipment and software expense.

Balance sheet

•

Period-end loans decreased $1.8 billion, or 1.4%, reflecting a 2% decrease in commercial, given a $5.4 billion decrease in line of credit utilization, partially offset by approximately $4.7 billion of PPP loans to small business customers.

•

Period-end deposit growth of $10.1 billion, or 8%, outpaced loan growth given strong deposit flows, as consumers and small businesses benefited from government stimulus and corporate clients built liquidity.

•

Average interest-earning assets increased $11.4 billion, or 8%, driven by 6% loan growth, which includes the $3.4 billion average impact of the PPP loans and higher line of credit utilization of $3.9 billion tied to COVID-19 disruption.

•	Average deposits increased 12%, reflecting growth in demand deposits, money market accounts, checking with interest and savings, partially offset by a decrease in term deposits.

•

Average loan-to-deposit ratio of 90.9%, or 88.5% excluding PPP loans, compares with 95.6% in first quarter 2020; period-end loan-to-deposit ratio of 87.5%, or 84.3% excluding PPP loans, compares to 95.5% in first quarter 2020.

•	Allowance coverage for loans of 2.01%, or 2.09% excluding PPP loans, compares with 1.73% as of March 31, 2020.

•	Nonaccrual loans to loan ratio of 0.79% compares with 0.61% as of March 31, 2020.

•	Allowance coverage of nonaccrual loans of 255% compares with 283% as of March 31, 2020.

Citizens Financial Group, Inc.

Earnings highlights:

	Quarterly Trends

				2Q20 change from
($s in millions, except per share data)	2Q20	1Q20	2Q19	1Q20				2Q19

Earnings				$/bps		%		$/bps		%

Net interest income	$1,160	$1,160	$1,166	$—		—%		$(6)		(1	) %
Noninterest income	590	497	462	93		19		128		28
Total revenue	1,750	1,657	1,628	93		6		122		7
Noninterest expense	979	1,012	951	(33)		(3)		28		3
Pre-provision profit	771	645	677	126		20		94		14
Provision for credit losses	464	600	97	(136)		(23)		367			NM

Net income	253	34	453	219			NM	(200)		(44)
Preferred dividends	28	22	18	6		27		10		56
Net income available to common stockholders	$225	$12	$435	$213		NM		$(210)		(48	) %

After-tax notable Items	10	25	5	(15)		(60)		5		100

Underlying net income	$263	$59	$458	$204			NM	$(195)		(43	) %
Underlying net income available to common stockholders	$235	$37	$440	$198			NM	$(205)		(47	) %

Average common shares outstanding
Basic (in millions)	426.6	427.7	458.2	(1.1)		—		(31.5)		(7)
Diluted (in millions)	427.6	429.4	459.3	(1.8)		—		(31.7)		(7)
Diluted earnings per share	$0.53	$0.03	$0.95	$0.5			NM	$(0.42)		(44	) %

Underlying diluted earnings per share	$0.55	$0.09	$0.96	$0.46			NM	$(0.41)		(43	) %

Key performance metrics*
Net interest margin	2.87%	3.09%	3.20%	(22	) bps			(33	) bps
Net interest margin, FTE	2.88	3.10	3.21	(22)				(33)
Effective income tax rate	17.7	24.1	21.9	(644)				(417)
Efficiency ratio	56	61	58	(519)				(250)
Underlying efficiency ratio	55	59	58	(423)				(317)
Return on average common equity	4.4	0.2	8.5	420				(410)
Return on average tangible common equity	6.6	0.4	12.8	626				(613)
Underlying return on average tangible common equity	6.9	1.1	12.9	580				(599)
Return on average total assets	0.57	0.08	1.13	49				(56)
Underlying return on average total tangible assets	0.61%	0.15%	1.19%	46	bps			(58	) bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	9.6%	9.4%	10.5%
Total capital ratio	13.1	12.5	13.4
Tier 1 leverage ratio	9.3	9.6	10.1
Allowance for credit losses to loans and leases	2.01	1.73	1.13	28	bps			88	bps

Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.79%	0.61%	0.62%	18	bps			17	bps
Allowance for credit losses to nonaccrual loans and leases	255	283	182		NM				NM
Net charge-offs as a % of average loans and leases	0.46%	0.46%	0.36%	—	bps			10	bps

1) Current reporting-period regulatory capital ratios are preliminary.

2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

Notable items:

First and second quarter 2020 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. First and second quarter 2020 and second quarter 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company (“FAMC”) acquisition. These notable items have been excluded from reported results to better reflect Underlying operating results.

Cumulative after-tax integration costs related to the FAMC acquisition totaled $32 million through the end of second quarter 2020.

Notable items - integration costs	2Q20			1Q20			2Q19			Cumulative after-tax integration costs
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	FAMC	Other	Total

Noninterest income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(3)	$—	$(3)
Salaries & benefits	$—	$—	$—	$—	$—	$—	$(2)	$(1)	$—	$(10)	$—	$(10)
Equipment & software	—	—	—	(1)	(1)	—	—	—	—	(2)	—	(2)
Outside services	(2)	(1)	—	(3)	(2)	(0.01)	(5)	(4)	(0.01)	(13)	(5)	(18)
Occupancy	—	—	—	—	—	—	—	—	—	(1)	—	(1)
Other expense	—	—	—	—	—	—	—	—	—	(3)	—	(3)

Noninterest expense	$(2)	$(1)	$—	$(4)	$(3)	$(0.01)	$(7)	$(5)	$(0.01)	$(29)	(5)	$(34)

Total Integration costs	$(2)	$(1)	$—	$(4)	$(3)	$(0.01)	$(7)	$(5)	$(0.01)	$(32)	$(5)	$(37)

Other notable items - primarily tax and TOP	2Q20			1Q20			2Q19
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Tax notable items	$—	$4	$0.01	$—	$—	$—	$—	$—	$—
Other notable items - TOP & other actions
Salaries & benefits	(4)	(4)	(0.01)	(10)	(7)	(0.02)	—	—	—
Equipment & software	—	—	—	—	—	—	—	—	—
Outside services	(10)	(7)	(0.02)	(15)	(12)	(0.02)	—	—	—
Occupancy	(3)	(2)	—	(4)	(3)	(0.01)	—	—	—

Noninterest expense	$(17)	$(13)	$(0.03)	$(29)	$(22)	$(0.05)	$—	$—	$—

Total other notable items	$(17)	$(9)	$(0.02)	$(29)	$(22)	$(0.05)	$—	$—	$—

Total notable items	$(19)	$(10)	$(0.02)	$(33)	$(25)	$(0.06)	$(7)	$(5)	$(0.01)

Citizens Financial Group, Inc.

The following table provides information on Underlying results before the impact of notable items.

Underlying results:

	Quarterly Trends

				2Q20 change from
($s in millions, except per share data)	2Q20	1Q20	2Q19	1Q20		2Q19

Net interest income	$1,160	$1,160	$1,166	—%		(1	) %
Noninterest income	590	497	462	19		28

Total revenue	$1,750	$1,657	$1,628	6%		7%
Noninterest expense	979	1,012	951	(3)		3
Notable items	19	33	7	(42)		171

Underlying noninterest expense	$960	$979	$944	(2	) %	2%
Underlying pre-provision profit	790	678	684	17		15
Provision for credit losses	464	600	97	(23)		NM

Net income available to common stockholders	225	12	435	NM		(48)
Underlying net income available to common stockholders	235	37	440	NM		(47)

Key performance metrics*

Diluted EPS	$0.53	$0.03	$0.95	NM		(44	) %
Underlying EPS	$0.55	$0.09	$0.96	NM		(43	) %
Efficiency ratio	56%	61%	58%	(519	) bps	(250	) bps
Underlying efficiency ratio	55	59	58	(423)		(317)

Operating leverage				9.0		4.6
Underlying operating leverage				7.6%		5.9%

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20				2Q19

				$/bps		%		$/bps		%

Interest income:
Interest and fees on loans and leases and loans held for sale	$1,219	$1,326	$1,409	$(107)		(8	) %	$(190)		(13	) %
Investment securities	130	147	164	(17)		(12)		(34)		(21)
Interest-bearing deposits in banks	1	5	7	(4)		(80)		(6)		(86)

Total interest income	$1,350	$1,478	$1,580	$(128)		(9	) %	$(230)		(15	) %

Interest expense:
Deposits	$124	$227	$308	$(103)		(45	) %	$(184)		(60	) %
Short-term borrowed funds	—	1	4	(1)		(100)		(4)		(100)
Long-term borrowed funds	66	90	102	(24)		(27)		(36)		(35)

Total interest expense	$190	$318	$414	$(128)		(40	) %	$(224)		(54	) %

Net interest income	$1,160	$1,160	$1,166	$—		—%		$(6)		(1	) %

Net interest margin, FTE	2.88%	3.10%	3.21%	(22	) bps			(33	) bps

Net interest income of $1.2 billion was broadly stable with second quarter 2019, despite the lower rate and challenging yield-curve environment, given lower funding costs and 11% growth in interest-earning assets, which reflects 16% growth in commercial loans, including approximately $4.7 billion of PPP loans to small business customers at quarter-end and higher commercial line of credit utilization of $4.9 billion tied to COVID-19 disruption, as well as 2% growth in retail loans.

Net interest margin of 2.88% decreased 33 basis points from second quarter 2019 as the impact of lower interest rates and higher cash balances reflecting strong deposit flows was partially offset by lower funding costs and improved funding mix.

Compared with first quarter 2020, net interest income of $1.2 billion was stable as the benefit of 8% interest-earning asset growth, which reflects approximately $4.7 billion of PPP loans to small business customers at quarter-end, and improved deposit mix, was offset by the negative impact of lower rates. The net interest margin of 2.88% decreased 22 basis points, and includes the approximately 21 basis point negative impact of lower rates, 8 basis point negative impact of asset mix, including higher cash balances given strong deposit flows and the addition of lower-yielding PPP loans, partially offset by the approximately 7 basis point improvement given disciplined deposit pricing and improved deposit mix. Interest-bearing deposit costs decreased 46 basis points.

Citizens Financial Group, Inc.

Noninterest Income				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20			2Q19

				$	%		$	%

Service charges and fees	$84	$118	$126	$(34)	(29	) %	$(42)	(33	) %
Mortgage banking fees	276	159	62	117	74		214	NM
Card fees	48	56	64	(8)	(14)		(16)	(25)
Capital markets fees	61	43	57	18	42		4	7
Trust and investment services fees	45	53	53	(8)	(15)		(8)	(15)
Foreign exchange and interest rate products	34	24	35	10	42		(1)	(3)
Letter of credit and loan fees	31	34	33	(3)	(9)		(2)	(6)
Securities gains, net	3	—	4	3	100		(1)	(25)
Other income(1)	8	10	28	(2)	(20)		(20)	(71)

Noninterest income	$590	$497	$462	$93	19%		$128	28%

1) Other income includes bank-owned life insurance and other income.

Record noninterest income of $590 million increased $128 million, or 28%, from second quarter 2019. Results reflect record mortgage banking fees of $276 million, driven by strong origination volumes tied to lower interest rates, as well as improved gain-on-sale margins. Capital market fees of $61 million increased 7%, reflecting higher debt and equity underwriting activity and a $14 million mark-to-market recovery on loan/bond trading assets. These results were partially offset by COVID-19 impacts in service charges and fees, card fees and trust and investment services fees. Other income declined from second quarter 2019 levels that included higher leasing income.

Compared with first quarter 2020, noninterest income increased $93 million, or 19%, reflecting record mortgage banking fees, as well as higher capital markets fees and foreign exchange and interest rate product fees from first quarter 2020 levels that included a $21 million mark-to-market loss on loan/bond trading assets and a $9 million negative credit valuation adjustment, respectively. These results were partially offset by COVID-19 impacts in service charges and fees, card fees and trust and investment services fees.

Noninterest Expense				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20			2Q19

				$	%		$	%

Salaries and employee benefits	$513	$549	$507	$(36)	(7	) %	$6	1%
Equipment and software expense	142	133	126	9	7		16	13
Outside services	131	135	118	(4)	(3)		13	11
Occupancy	82	84	82	(2)	(2)		—	—
Other operating expense	111	111	118	—	—		(7)	(6)

Noninterest expense	$979	$1,012	$951	$(33)	(3	) %	$28	3%

Notable items	$19	$33	$7	$(14)	(42)%		$12	171%

Underlying, as applicable

Salaries and employee benefits	$509	$539	$505	$(30)	(6	) %	$4	1%
Equipment and software expense	142	132	126	10	8		16	13
Outside services	119	117	113	2	2		6	5
Occupancy	79	80	82	(1)	(1)		(3)	(4)
Other operating expense	111	111	118	—	—		(7)	(6)

Underlying noninterest expense	$960	$979	$944	$(19)	(2	) %	$16	2%

Citizens Financial Group, Inc.

Second quarter 2020 noninterest expense of $979 million increased $28 million, or 3%, from second quarter 2019. Underlying noninterest expense of $960 million increased $16 million, or 2%, reflecting higher equipment and software expense given continued investments in technology, as well as higher outside services expense largely tied to growth initiatives. These results were partially offset by reductions in occupancy expense and other operating expense. Salaries and employee benefits expense was relatively stable.

Compared with first quarter 2020, noninterest expense decreased $33 million, or 3%. Underlying noninterest expense of $960 million decreased $19 million, or 2%, largely reflecting seasonally lower salaries and employee benefits, partially offset by an increase in equipment and software expense driven by increased technology spend.

The second quarter 2020 effective tax rate was 17.7%. On an Underlying basis, the effective tax rate of 19.4% compares with 21.9% for second quarter 2019 and 24.5% for first quarter 2020. The decrease from second quarter 2019 reflects the greater impact of tax-advantaged investments given lower pre-tax income.

Consolidated balance sheet review(1)				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20			2Q19

				$/bps		%	$/bps		%
Total assets	$179,874	$176,719	$162,749	$3,155		2%	$17,125		11%
Total loans and leases	125,713	127,528	116,838	(1,815)		(1)	8,875		8
Total loans held for sale	4,993	3,261	2,205	1,732		53	2,788		126
Deposits	143,618	133,475	124,004	10,143		8	19,614		16
Stockholders’ equity	22,418	21,950	22,017	468		2	401		2
Stockholders’ common equity	20,453	20,380	20,884	73		—	(431)		(2)
Tangible common equity	$13,716	$13,639	$14,141	$77		1%	$(425)		(3	) %
Loan-to-deposit ratio (period-end)(2)	87.5%	95.5%	94.2%	(801	) bps		(669	) bps
Loans to deposit ratio (average)(2)	90.9	95.6	95.6	(467)			(471)
Common equity tier 1 capital ratio(3)	9.6	9.4	10.5
Total capital ratio(3)	13.1%	12.5%	13.4%

1) Represents period end unless otherwise noted.

2) Excludes loans held for sale.

3) Current reporting period regulatory capital ratios are preliminary.

Total assets of $179.9 billion at June 30, 2020, increased $17.1 billion, or 11%, from June 30, 2019, reflecting an $11.7 billion increase in loans and loans held for sale, which was largely driven by approximately $4.7 billion of PPP loans to small business customers and an increase in commercial line of credit utilization given the impact of COVID-19 disruption. In the second quarter 2020, $936 million of education loans were transferred to held for sale in connection with balance sheet optimization strategies. Results also reflect a $4.4 billion increase in the investment portfolio. Compared with March 31, 2020, total assets increased $3.2 billion, or 2%, reflecting the addition of PPP loans and growth in the investment portfolio tied to strong deposit inflows, partially offset by lower commercial line of credit utilization tied to COVID-19.

Citizens Financial Group, Inc.

Interest-earning assets				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

Period-end interest-earning assets				$	%	$	%

Investments and interest-bearing deposits	$32,490	$29,535	$28,123	$2,955	10%	$4,367	16%
Commercial loans and leases	64,930	66,032	56,963	(1,102)	(2)	7,967	14
Retail loans	60,783	61,496	59,875	(713)	(1)	908	2
Total loans and leases	125,713	127,528	116,838	(1,815)	(1)	8,875	8
Loans held for sale, at fair value	3,631	2,911	1,750	720	25	1,881	107
Other loans held for sale	1,362	350	455	1,012	NM	907	199
Total loans and leases and loans held for sale	130,706	130,789	119,043	(83)	—	11,663	10

Total period-end interest-earning assets	$163,196	$160,324	$147,166	$2,872	2%	$16,030	11%

Average interest-earning assets
Investments and interest-bearing deposits	$30,415	$27,202	$26,854	$3,213	12%	$3,561	13%
Commercial loans and leases	67,409	59,510	57,879	7,899	13	9,530	16
Retail loans	61,346	61,545	59,904	(199)	—	1,442	2
Total loans and leases	128,755	121,055	117,783	7,700	6	10,972	9
Loans held for sale, at fair value	2,710	1,890	1,528	820	43	1,182	77
Other loans held for sale	510	799	158	(289)	(36)	352	223
Total loans and leases and loans held for sale	131,975	123,744	119,469	8,231	7	12,506	10

Total average interest-earning assets	$162,390	$150,946	$146,323	$11,444	8%	$16,067	11%

Period-end interest-earning assets of $163.2 billion increased $16.0 billion, or 11%, from June 30, 2019, driven by a $11.7 billion, or 10%, increase in loans and loans held for sale, largely reflecting a $8.0 billion increase in commercial as well as a $908 million increase in retail. Compared with March 31, 2020, period-end interest-earning assets increased $2.9 billion, or 2%, primarily driven by a $3.0 billion increase in the investment portfolio. In second quarter 2020, $936 million of education loans were transferred to held for sale in connection with balance sheet optimization strategies. The average effective duration of the securities portfolio decreased to 2.1 years as of June 30, 2020, from 3.3 years at June 30, 2019, and 2.1 years at March 31, 2020, given lower long-term rates that drove an increase in securities prepayment speeds.

Average interest-earning assets of $162.4 billion in second quarter 2020 increased $16.1 billion, or 11%, from second quarter 2019, reflecting a $12.5 billion, or 10%, increase in loans and loans held for sale and a $3.6 billion, or 13%, increase in the investment portfolio. Loan growth includes a $9.5 billion increase in commercial and $1.4 billion increase in retail. Commercial loan growth reflects the $3.4 billion average impact of the PPP loans and the impact of higher line of credit draws tied to COVID-19 disruption, as well as the benefit of geographic, product and client-focused expansion strategies, partially offset by planned reductions in commercial leases. Retail loan growth was driven by education and other retail, partially offset by lower home equity balances and the impact of planned loan sales activity.

Compared with first quarter 2020, average interest-earning assets increased $11.4 billion, or 8%, reflecting a $7.9 billion increase in commercial loans, partially offset by a $199 million decrease in retail loans. Growth in commercial reflects the $3.4 billion average impact of PPP loans and higher line of credit draws. The decline in retail loans reflects continued growth in education more than offset by declines in other categories tied to COVID-19 impacts.

Citizens Financial Group, Inc.

Deposits				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20		2Q19
Period-end deposits				$	%	$	%
Demand deposits	$40,545	$32,398	$28,192	$8,147	25%	$12,353	44%
Checking with interest	27,200	25,358	25,021	1,842	7	2,179	9
Savings	16,665	14,702	13,495	1,963	13	3,170	23
Money market accounts	44,965	42,972	35,329	1,993	5	9,636	27
Term deposits	14,243	18,045	21,967	(3,802)	(21)	(7,724)	(35)

Total period-end deposits	$143,618	$133,475	$124,004	$10,143	8%	$19,614	16%

Average deposits
Demand deposits	$37,745	$29,362	$28,389	$8,383	29%	$9,356	33%
Checking with interest	26,312	24,612	23,919	1,700	7	2,393	10
Savings	15,883	14,201	13,324	1,682	12	2,559	19
Money market accounts	45,187	39,839	35,228	5,348	13	9,959	28
Term deposits	16,470	18,616	22,292	(2,146)	(12)	(5,822)	(26)

Total average deposits	$141,597	$126,630	$123,152	$14,967	12%	$18,445	15%

Total period-end deposits of $143.6 billion at June 30, 2020 increased $19.6 billion, or 16%, from June 30, 2019, reflecting growth in demand deposits, money market accounts, savings and checking with interest, partially offset by a decrease in term deposits. Strong deposit growth in second quarter 2020 reflects government stimulus benefiting consumers and small businesses and clients building liquidity.

Compared with March 31, 2020, total period-end deposits increased $10.1 billion, driven by growth in demand deposits, money market accounts, savings and checking with interest, partially offset by a decrease in term deposits. Citizens Access® deposits totaled $6.5 billion at June 30, 2020, which compares with $6.1 billion at March 31, 2020.

Second quarter 2020 average deposits of $141.6 billion increased $18.4 billion, or 15%, from second quarter 2019, reflecting growth in money market accounts, demand deposits, savings and checking with interest partially offset by a decrease in term deposits.

Compared with first quarter 2020, average deposits increased $15.0 billion as growth in demand deposits, money market accounts, checking with interest and savings was partially offset by a decrease in term deposits.

Borrowed Funds				2Q20 change from

($s in millions)	2Q20	1Q20	2Q19	1Q20			2Q19

Period-end borrowed funds				$	%		$	%

Short-term borrowed funds	$255	$1,059	$1,441	$(804)	(76	) %	$(1,186)	(82	) %
Long-term borrowed funds
FHLB advances	6	8,007	2,258	(8,001)	(100)		(2,252)	(100)
Senior debt	7,519	6,775	7,624	744	11		(105)	(1)
Subordinated debt and other debt	1,677	1,655	1,656	22	1		21	1

Total borrowed funds	$9,457	$17,496	$12,979	$(8,039)	(46	) %	$(3,522)	(27	) %

Average borrowed funds
Short-term borrowed funds	$222	$644	$863	$(422)	(66	) %	$(641)	(74	) %
Long-term borrowed funds
FHLB advances	2,595	5,138	3,155	(2,543)	(49)		(560)	(18)
Senior debt	7,499	7,263	7,573	236	3		(74)	(1)
Subordinated debt and other debt	1,661	1,656	1,658	5	—		3	—

Total average borrowed funds	$11,977	$14,701	$13,249	$(2,724)	(19	) %	$(1,272)	(10	) %

Total borrowed funds of $9.5 billion at June 30, 2020 decreased $3.5 billion, or 27%, from June 30, 2019, reflecting a $2.3 billion decrease in long-term FHLB borrowings and a $1.2 billion decrease in short-term borrowings. Compared with March 31, 2020, total borrowed funds decreased $8.0 billion, reflecting an $8.0 billion decrease in long-term FHLB borrowings and an $804 million decrease in short-term borrowings, partially offset by a $744 million increase in senior debt. At June 30, 2020, the Company had almost no FHLB borrowings given strong deposit flows during the quarter.

Citizens Financial Group, Inc.

Average borrowed funds of $12.0 billion decreased $1.3 billion, or 10%, from second quarter 2019, largely reflecting a $641 million decrease in short-term borrowings and a $560 million decrease in long-term FHLB borrowings. Compared with March 31, 2020, average borrowed funds decreased $2.7 billion, or 19%, reflecting a $2.5 billion decrease in long-term FHLB borrowings and a $422 million decrease in short-term borrowings, partially offset by a $236 million increase in senior debt.

Capital				2Q20 change from
($s and shares in millions except per share data)	2Q20	1Q20	2Q19	1Q20		2Q19

Period-end capital				$	%	$	%
Stockholders’ equity	$22,418	$21,950	$22,017	$468	2%	$401	2%
Stockholders’ common equity	20,453	20,380	20,884	73	—	(431)	(2)
Tangible common equity	13,716	13,639	14,141	77	1	(425)	(3)
Tangible book value per common share	$32.13	$31.97	$30.88	$0.16	1	$1.25	4
Common shares - at end of period	426.8	426.6	457.9	0.2	—	(31.1)	(7)
Common shares - average (diluted)	427.6	429.4	459.3	(1.8)	—%	(31.7)	(7	) %
Common equity tier 1 capital ratio(1)	9.6%	9.4%	10.5%
Total capital ratio(1)	13.1	12.5	13.4
Tier 1 leverage ratio(1)	9.3%	9.6%	10.1%

1)	Current reporting-period regulatory capital ratios are preliminary.

At June 30, 2020, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 9.6% compared with 9.4% at March 31, 2020 and 10.5% at June 30, 2019, and a total capital ratio of 13.1% compared with 12.5% as of March 31, 2020 and 13.4% as of June 30, 2019. During second quarter 2020, the company issued $400 million of preferred stock that qualifies as additional tier 1 capital.

Tangible book value per common share of $32.13 increased 1% compared with first quarter 2020 and increased 4% from second quarter 2019.

For regulatory capital purposes, in connection with the Federal Reserve’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $780 million since January 1, 2020, or $195 million, will be phased in over the same time frame.

During second quarter 2020, Citizens paid $168 million in dividends to common shareholders. This compares with $438 million returned to common shareholders through dividends and common share repurchases in first quarter 2020 and $268 million in second quarter 2019.

Credit quality review				2Q20 change from
($s in millions)	2Q20	1Q20	2Q19	1Q20		2Q19

				$/bps	%	$/bps	%

Nonaccrual loans and leases	$990	$780	$727	$210	27%	$263	36%
90+ days past due and accruing	55	27	31	28	104	24	77
Net charge-offs	147	137	106	10	7	41	39
Provision for credit losses	464	600	97	(136)	(23)	367	NM
Allowance for credit losses	$2,527	$2,210	$1,320	$317	14%	$1,207	91%
Nonaccrual loans and leases to loans and leases	0.79%	0.61%	0.62%	18 bps		17 bps
Net charge-offs as a % of total loans and leases	0.46	0.46	0.36	—		10
Allowance for credit losses to loans and leases	2.01	1.73	1.13	28		88
Allowance for credit losses to nonaccrual loans and leases	255.4%	283.5%	181.5%	NM		NM

Citizens Financial Group, Inc.

Nonacccrual loans increased $263 million, or 36%, compared with June 30, 2019, as a $287 million increase in commercial, largely driven by energy, retail, education and automotive-related loans, was partially offset by a $24 million decrease in retail. Compared to March 31, 2020, nonaccrual loans of $990 million increased $210 million, or 27%, reflecting a $192 million increase in commercial and an $18 million increase in retail. The nonaccrual loans to loans ratio of 0.79% at June 30, 2020 increased 18 basis points from 0.61% at March 31, 2020 and improved 17 basis points from 0.62% at June 30, 2019.

Net charge-offs of $147 million increased $41 million from second quarter 2019, reflecting a $38 million increase in commercial, and a $3 million increase in retail. Compared with first quarter 2020, net charge-offs increased $10 million driven by a $27 million increase in commercial, partially offset by a $17 million decrease in retail.

Second quarter 2020 net charge-offs were 46 basis points of average loans and leases compared with 36 basis points in second quarter 2019 and 46 basis points in first quarter 2020.

Second quarter 2020 provision for credit losses of $464 million, includes a net reserve build under CECL of $317 million, primarily tied to COVID-19 impacts. In addition, in second quarter 2020 the company transferred $936 million of education loans to held for sale in connection with balance sheet optimization strategies and reallocated approximately $100 million of associated credit reserves to the remaining loan portfolio. First quarter 2020 provision for credit losses of $600 million includes a $463 million net reserve build tied to COVID-19 impacts.

The allowance for credit losses of $2.5 billion includes the $451 million impact of the adoption of CECL on January 1, 2020 and subsequent reserve increases in first and second quarter 2020 totaling $780 million. This compares with a pre-CECL adoption allowance of $1.3 billion at June 30, 2019 and post-CECL adoption allowance of $2.2 billion at March 31, 2020.

The allowance for credit losses to loans and leases ratio was 2.01% as of June 30, 2020, or 2.09% before the impact of PPP loans, compares with 1.13% as of June 30, 2019, and 1.73% as of March 31, 2020. The allowance for credit losses to nonaccrual loans and leases ratio of 255% as of June 30, 2020 compares with 182% as of June 30, 2019, and 283% as of March 31, 2020.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.

Media:    Peter Lucht - 781.655.2289

Investors: Douglas Levy - 203.900.6846

Conference Call

CFG management will host a live conference call today with details as follows:

Time:	9:00 am ET

Dial-in:	(877) 336-4437, conference ID 8419856

Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.

Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 17 through August 17, 2020. Please dial (866) 207-1041 and enter access code 9745092. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $179.9 billion in assets as of June 30, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q20 Change
		2Q20	1Q20	2Q19	1Q20		2Q19
					$	%	$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,750	$1,657	$1,628	$93	6%	$122	7%
Less: Notable items		—	—	—	—	—	—	—

Total revenue, Underlying (non-GAAP)	B	$1,750	$1,657	$1,628	$93	6%	$122	7%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$979	$1,012	$951	($33)	(3%)	$28	3%
Less: Notable items		19	33	7	(14)	(42)	12	171

Noninterest expense, Underlying (non-GAAP)	D	$960	$979	$944	($19)	(2%)	$16	2%

Pre-provision profit:
Total revenue (GAAP)	A	$1,750	$1,657	$1,628	$93	6%	$122	7%
Less: Noninterest expense (GAAP)	C	979	1,012	951	(33)	(3)	28	3

Pre-provision profit (GAAP)		$771	$645	$677	$126	20%	$94	14%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,750	$1,657	$1,628	$93	6%	$122	7%
Less: Noninterest expense, Underlying (non-GAAP)	D	960	979	944	(19)	(2)	16	2

Pre-provision profit, Underlying (non-GAAP)		$790	$678	$684	$112	17%	$106	15%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$307	$45	$580	$262	NM	($273)	(47%)
Less: Expense before income tax benefit related to notable items		(19)	(33)	(7)	14	42	(12)	(171)

Income before income tax expense, Underlying (non-GAAP)	F	$326	$78	$587	$248	NM	($261)	(44%)

Income tax expense, Underlying:
Income tax expense (GAAP)	G	$54	$11	$127	$43	NM	($73)	(57%)
Less: Income tax benefit related to notable items		(9)	(8)	(2)	(1)	(13)	(7)	NM

Income tax expense, Underlying (non-GAAP)	H	$63	$19	$129	$44	232%	($66)	(51%)

Net income, Underlying:
Net income (GAAP)	I	$253	$34	$453	$219	NM	($200)	(44%)
Add: Notable items, net of income tax benefit		10	25	5	(15)	(60)	5	100

Net income, Underlying (non-GAAP)	J	$263	$59	$458	$204	NM	($195)	(43%)

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$225	$12	$435	$213	NM	($210)	(48%)
Add: Notable items, net of income tax benefit		10	25	5	(15)	(60)	5	100

Net income available to common stockholders, Underlying (non-GAAP)	L	$235	$37	$440	$198	NM	($205)	(47%)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS
					2Q20 Change
		2Q20	1Q20	2Q19	1Q20			2Q19
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,750	$1,657	$1,628	$93		5.55%	$122		7.49%
Less: Noninterest expense (GAAP)	C	979	1,012	951	(33)		(3.41)	28		2.89

Operating leverage							8.96%			4.60%

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,750	$1,657	$1,628	$93		5.55%	$122		7.49%
Less: Noninterest expense, Underlying (non-GAAP)	D	960	979	944	(19)		(2.01)	16		1.62

Operating leverage, Underlying (non-GAAP)							7.56%			5.87%

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	55.91%	61.10%	58.41%	(519	) bps		(250	) bps
Efficiency ratio, Underlying (non-GAAP)	D/B	54.85	59.08	58.02	(423	) bps		(317	) bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	17.69%	24.13%	21.86%	(644	) bps		(417	) bps
Effective income tax rate, Underlying (non-GAAP)	H/F	19.36	24.52	21.89	(516	) bps		(253	) bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$20,446	$20,223	$20,420	$223		1%	$26		—%
Return on average common equity	K/M	4.44%	0.24%	8.54%	420	bps		(410	) bps
Return on average common equity, Underlying (non-GAAP)	L/M	4.63	0.74	8.63	389	bps		(400	) bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$20,446	$20,223	$20,420	$223		1%	$26		—%
Less: Average goodwill (GAAP)		7,050	7,046	7,040	4		—	10		—
Less: Average other intangibles (GAAP)		65	67	80	(2)		(3)	(15)		(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		375	374	370	1		—	5		1

Average tangible common equity	N	$13,706	$13,484	$13,670	$222		2%	$36		—%

Return on average tangible common equity	K/N	6.62%	0.36%	12.75%	626	bps		(613	) bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	6.90	1.10	12.89	580	bps		(599	) bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$179,793	$167,177	$161,489	$12,616		8%	$18,304		11%
Return on average total assets	I/O	0.57%	0.08%	1.13%	49	bps		(56	) bps
Return on average total assets, Underlying (non-GAAP)	J/O	0.59	0.14	1.14	45	bps		(55	) bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$179,793	$167,177	$161,489	$12,616		8%	$18,304		11%
Less: Average goodwill (GAAP)		7,050	7,046	7,040	4		—	10		—
Less: Average other intangibles (GAAP)		65	67	80	(2)		(3)	(15)		(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		375	374	370	1		—	5		1

Average tangible assets	Q	$173,053	$160,438	$154,739	$12,615		8%	$18,314		12%

Return on average total tangible assets	I/Q	0.59%	0.09%	1.17%	50	bps		(58	) bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	0.61	0.15	1.19	46	bps		(58	) bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q20 Change
		2Q20	1Q20	2Q19	1Q20		2Q19
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	426,824,594	426,586,533	457,903,826	238,061	—%	(31,079,232)	(7%)
Common stockholders’ equity (GAAP)		$20,453	$20,380	$20,884	$73	—	($431)	(2)
Less: Goodwill (GAAP)		7,050	7,050	7,040	—	—	10	—
Less: Other intangible assets (GAAP)		63	66	74	(3)	(5)	(11)	(15)
Add: Deferred tax liabilities related to goodwill (GAAP)		376	375	371	1	—	5	1

Tangible common equity	S	$13,716	$13,639	$14,141	$77	1%	($425)	(3%)

Tangible book value per common share	S/R	$32.13	$31.97	$30.88	$0.16	1%	$1.25	4%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	426,613,053	427,718,421	458,154,335	(1,105,368)	—%	(31,541,282)	(7%)
Average common shares outstanding - diluted (GAAP)	U	427,566,920	429,388,855	459,304,224	(1,821,935)	—	(31,737,304)	(7)
Net income per average common share - basic (GAAP)	K/T	$0.53	$0.03	$0.95	$0.50	NM	($0.42)	(44)
Net income per average common share - diluted (GAAP)	K/U	0.53	0.03	0.95	0.50	NM	(0.42)	(44)
Net income per average common share - basic, Underlying (non-GAAP)	L/T	0.55	0.09	0.96	0.46	NM	(0.41)	(43)
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	0.55	0.09	0.96	0.46	NM	(0.41)	(43)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				2Q20 Change
	2Q20	1Q20	2Q19	1Q20		2Q19
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$513	$549	$507	($36)	(7%)	$6	1%
Less: Notable items	4	10	2	(6)	(60)	2	100

Salaries and employee benefits, Underlying (non-GAAP)	$509	$539	$505	($30)	(6%)	$4	1%

Equipment and software expense, Underlying:
Equipment and software expense (GAAP)	$142	$133	$126	$9	7%	$16	13%
Less: Notable items	—	1	—	(1)	(100)	—	—

Equipment and software expense, Underlying (non-GAAP)	$142	$132	$126	$10	8%	$16	13%

Outside services, Underlying:
Outside services (GAAP)	$131	$135	$118	($4)	(3%)	$13	11%
Less: Notable items	12	18	5	(6)	(33)	7	140

Outside services, Underlying (non-GAAP)	$119	$117	$113	$2	2%	$6	5%

Occupancy, Underlying:
Occupancy (GAAP)	$82	$84	$82	($2)	(2%)	$—	—%
Less: Notable items	3	4	—	(1)	(25)	3	100

Occupancy, Underlying (non-GAAP)	$79	$80	$82	($1)	(1%)	($3)	(4%)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations - Underlying excluding the impact of reserve build

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q20 Change
		2Q20	1Q20	2Q19	1Q20			2Q19
					$/bps		%	$/bps		%
Net income available to common shareholders, Underlying excluding reserve build:
Net income available to common shareholders (GAAP)	A	$225	$12	$435	$213		NM	($210)		(48%)
Add: Notable items		10	25	5	(15)		(60)	5		100
Add: Impact of COVID-19		255	365	—	(110)		(30)	255		100

Net income available to common shareholders, Underlying excluding reserve build (non-GAAP)	B	$490	$402	$440	$88		22%	$50		11%

Return on average tangible common equity, Underlying excluding reserve build:
Average common equity (GAAP)		$20,446	$20,223	$20,420	$223		1%	$26		—%
Less: Average goodwill (GAAP)		7,050	7,046	7,040	4		—	10		—
Less: Average other intangibles (GAAP)		65	67	80	(2)		(3)	(15)		(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		375	374	370	1		—	5		1

Average tangible common equity	C	$13,706	$13,484	$13,670	$222		2%	$36		—%

Return on average tangible common equity	A/C	6.62%	0.36%	12.75%	626	bps		(613	) bps
Return on average tangible common equity, Underlying excluding reserve build (non-GAAP)	B/C	14.37	12.00	12.89	237	bps		1	bps
Net income per average common share - basic and diluted, Underlying excluding reserve build:
Average common shares outstanding - basic (GAAP)	D	426,613,053	427,718,421	458,154,335	(1,105,368)		—%	(31,541,282)		(7%)
Average common shares outstanding - diluted (GAAP)	E	427,566,920	429,388,855	459,304,224	(1,821,935)		—	(31,737,304)		(7)
Net income per average common share - basic (GAAP)	A/D	$0.53	$0.03	$0.95	$0.50		NM	($0.42)		(44)
Net income per average common share - diluted (GAAP)	A/E	0.53	0.03	0.95	0.50		NM	(0.42)		(44)
Net income per average common share - basic, Underlying excluding reserve build (non-GAAP)	B/D	1.15	0.94	0.96	0.21		22	0.19		20
Net income per average common share - diluted, Underlying excluding reserve build (non-GAAP)	B/E	1.14	0.94	0.96	0.20		21	0.18		19

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations - Excluding the impact of PPP loans

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS
					2Q20 Change
		2Q20	1Q20	2Q19	1Q20			2Q19
					$/bps		%	$/bps		%
Total loans, excluding the impact of PPP loans:
Total loans (GAAP)	A	$125,713	$127,528	$116,838	($1,815)		(1%)	$8,875		8%
Less: PPP loans		4,679	—	—	4,679		100	4,679		100

Total loans, excluding the impact of PPP loans (non-GAAP)	B	$121,034	$127,528	$116,838	($6,494)		(5%)	$4,196		4%

Total deposits (GAAP)	C	$143,618	$133,475	$124,004	$10,143		8%	$19,614		16%
Allowance for credit losses (GAAP)	D	$2,527	$2,210	$1,320	$317		14%	$1,207		91%
Average loans, excluding the impact of PPP loans:
Average loans (GAAP)	E	$128,755	$121,055	$117,783	$7,700		6%	$10,972		9%
Less: PPP loans		3,407	—	—	3,407		100	3,407		100

Average loans, excluding the impact of PPP loans (non-GAAP)	F	$125,348	$121,055	$117,783	$4,293		4%	$7,565		6%

Average deposits (GAAP)	G	$141,597	$126,630	$123,152	$14,967		12%	$18,445		15%
Ratios:
Allowance for credit losses to total loans (GAAP)	D/A	2.01%	1.73%	1.13%	28	bps		88	bps
Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP)	D/B	2.09%	1.73%	1.13%	36	bps		96	bps
Loans-to-deposits ratio (period-end balances) (GAAP)	A/C	87.53%	95.54%	94.22%	(801	) bps		(669	) bps
Loans-to-deposits ratio (period-end balances), excluding the impact of PPP loans (non-GAAP)	B/C	84.27%	95.54%	94.22%	(1,127	) bps		(995	) bps
Loans-to-deposits ratio (average balances) (GAAP)	E/G	90.93%	95.60%	95.64%	(467	) bps		(471	) bps
Loans-to-deposits ratio (average balances), excluding the impact of PPP loans (non-GAAP)	F/G	88.53%	95.60%	95.64%	(707	) bps		(711	) bps

Citizens Financial Group, Inc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•	Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

Citizens Financial Group, Inc.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

CFG-IR